Exhibit 10.1

Execution Version

THIRD AMENDMENT TO AMENDED AND RESTATED

REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”), is made and entered into as of April 29, 2013, by and among BRISTOW GROUP INC., a Delaware corporation (the “Borrower”), the Lenders party hereto and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 22, 2010 (as amended by that certain First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 22, 2011, as further amended by that certain Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 1, 2012, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has proposed to (i) extend the Revolving Commitment Termination Date and the Maturity Date to the date that is five years after the Third Amendment Effective Date (as defined herein) and (ii) amend certain other provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so as hereinafter set forth;

WHEREAS, Borrower has requested that the Lenders identified on Annex A attached hereto as Increasing Lenders (the “Increasing Lenders”) provide additional Revolving Loan Commitments such that the Aggregate Revolving Commitment Amount is increased by $150,000,000 (such increase being referred to herein as the “Commitment Increase”), and subject to the terms and conditions hereof, the Increasing Lenders are willing to do so as hereinafter set forth;

WHEREAS, in connection with the Commitment Increase, (a) SunTrust Robinson Humphrey, Inc., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated have been appointed as Joint Lead Arrangers and (b) PNC Bank, National Association has been appointed as a Documentation Agent;

WHEREAS, Goldman Sachs Bank USA (the “Assignor”) has proposed to assign its Revolving Commitment and the Revolving Loans and Term Loans owing to it which are outstanding on the Third Amendment Effective Date (as defined herein) to the Increasing Lenders as set forth on Annex B attached hereto.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

2. Amendments to the Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “CHI”, “CHI Investment”, “CHI Investment Financing”, “CHI Investment Financing Documents”, “CHI Investment Financing Secured Parties”, “Existing Term Loans”, “Intercreditor Agreement”, “364-Day Term Loan Credit Agreement” and “364-Day Term Loans” in their entirety.

(b) Section 1.1 of the Credit Agreement is hereby amended by (i) replacing subclause (xiv) of the definition of “Permitted Liens” with “Reserved; and”, (ii) deleting the phrase “and the CHI Investment Financing Documents” from the definition of “Senior Secured Debt” and (iii) replacing the definitions of “Aggregate Revolving Commitment Amount”, “LC Commitment”, “Loan Documents”, “Maturity Date”, “Obligations” and “Revolving Commitment Termination Date” in their entirety with the following definitions:

“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. On the Third Amendment Effective Date, the Aggregate Revolving Commitment Amount is $350,000,000.

“Loan Documents” shall mean, collectively, this Agreement, the Notes (if any), the LC Documents, the Fee Letter, the Commitment Increase Fee Letter, the Subsidiary Guaranty Agreement, the Security Documents, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, all landlord waivers and consents, bailee agreements and any and all other instruments, and agreements, executed in connection with any of the foregoing.

“LC Commitment” shall mean that portion of the Aggregate Revolving Commitment Amount that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed the Dollar Equivalent of $50,000,000.

“Maturity Date” shall mean, with respect to the Term Loans, the earlier of (i) April 29, 2018 and (ii) the date on which the principal amount of all outstanding Term Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise).

“Obligations” shall mean all amounts owing by the Borrower to the Administrative Agent, the Issuing Bank or any Lender (including the Swingline Lender) pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses including all fees and expenses of counsel to the Administrative Agent, the Issuing Bank, and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, that the term “Obligations” shall exclude, in all cases, all Excluded Swap Obligations.

“Revolving Commitment Termination Date” shall mean the earliest of (i) April 29, 2018, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

(c) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions to such section in the appropriate alphabetical order:

“Commitment Increase Fee Letter” shall mean that certain Fee Letter, dated as of April 22, 2013, among the Administrative Agent, SunTrust Robinson Humphrey, Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, PNC Bank, National Association and the Borrower.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” shall mean, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Third Amendment Effective Date” shall mean April 29, 2013.

(d) Section 2.9 of the Credit Agreement is hereby amended by replacing clause (b) of such Section in its entirety with the following:

(b) The Borrower unconditionally promises to pay to the Administrative Agent, for the account of each Lender that has advanced Term Loans, the then unpaid aggregate principal amount of the Term Loans on the last day of each fiscal quarter occurring during the period from June 30, 2013 through March 30, 2018, in the amounts set forth on Schedule 2.9 (and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement); provided that, to the extent not previously paid, the aggregate unpaid principal balance of the Term Loans shall be due and payable on the Maturity Date.

(e) Section 2.12 of the Credit Agreement is hereby amended by replacing clause (a) of such Section in its entirety with the following:

(a) The Borrower shall prepay the Term Loans held by the Lenders electing to receive a prepayment of the Term Loans from the proceeds of any sale or disposition by the Borrower or such Subsidiary of any of the Collateral (excluding (i) sales of inventory in the ordinary course of business, (ii) Designated Asset Sales and (iii) sales or dispositions among the Borrower and its Subsidiaries), to the extent required under this Section 2.12(a). To the extent that the Borrower or any of its Subsidiaries applies the cash proceeds from such asset sale (or a portion thereof) (net of commissions and other reasonable and customary transaction costs, fees, reserves and expenses properly attributable to such transaction and payable by such Borrower in connection therewith (in each case, if paid to an Affiliate, subject to Section 7.7) or under the clauses first and second of Section 2.12(b)) within 300 days of receipt of such net cash proceeds to purchase replacement or other fixed assets for use in the operations of the Borrower or any of its Subsidiaries, then no prepayment shall be required in respect of the net cash proceeds (or portion thereof so applied) from such asset sale. In the event that the Borrower or any of its Subsidiaries has not applied the cash proceeds from such asset sale in accordance with the preceding sentence (the amount of such unapplied cash proceeds being the “Excess Proceeds”), the Borrower shall, within 10 days after the end of the applicable 300-day period, make an offer to each Lender to prepay the Term Loans of such Lender, on a pro rata basis based on the principal amount of the Term Loans then outstanding, in an aggregate principal amount for all the Lenders equal to the amount of such Excess Proceeds. Each such prepayment offer shall be in writing and shall specify the aggregate amount of Excess Proceeds. Each Lender electing to receive such prepayment shall notify the Borrower of its election in writing within 5 days after its receipt of Borrower’s prepayment offer. The Borrower shall pay each Lender that has accepted such offer of prepayment its pro rata share of such Excess Proceeds on the 20th day after the end of the applicable 300-day period. In the event that any Lender elects not to receive a prepayment so offered by the Borrower, the Borrower or applicable Subsidiary shall retain such net proceeds that were offered to such non-electing Lender. Any such prepayment on account of the Term Loans shall be applied in accordance with paragraph (b) below.

(f) Section 2.23 of the Credit Agreement is hereby amended to reset the aggregate amount available as an Additional Commitment Amount to $100,000,000.

(g) Section 6.2 of the Credit Agreement is hereby amended in its entirety by replacing it with the following:

6.2 Interest Coverage Ratio. The Borrower will maintain, as of the last day of each Fiscal Quarter, for the period of the four Fiscal Quarters then ended, an Interest Coverage Ratio of not less than 2.75:1.00.

(h) Section 7.1 of the Credit Agreement is hereby amended by replacing clause (e) thereof with “Reserved; and”.

(i) Section 7.8 of the Credit Agreement is hereby amended by replacing the phrase “evidencing the Existing Indebtedness, the CHI Investment Financing and any Indebtedness issued in exchange for” in clause (i)(B) of the proviso thereof with the phrase “evidencing the Existing Indebtedness and any Indebtedness issued in exchange for”.

(j) Section 8.1 of the Credit Agreement is hereby amended by replacing the references to “$25,000,000” in clauses (g), (k) and (l) of such Section with “$50,000,000”.

(k) Section 8.2 of the Credit Agreement is hereby amended by (i) replacing clause (a) thereof with “Reserved” and (ii) replacing the phrase, “At all times when the Intercreditor Agreement is not in effect, all” at the beginning of clause (b) thereof with “All”.

(l) Section 10.4 of the Credit Agreement is hereby amended by replacing paragraph (ii) of clause (b) thereof in its entirety with the following:

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, Revolving Credit Exposure or the Commitments assigned, provided, that, with respect to each assigning Lender, such Lender shall assign an equal proportion of its rights and obligations with respect to its (i) Term Loans and Term Loan Commitments, if any, and (ii) its Revolving Credit Exposure and Revolving Commitments.

(m) The Credit Agreement is hereby amended by deleting Section 10.17 in its entirety.

(n) Schedule II to the Credit Agreement is hereby amended by replacing such Schedule in its entirety with the Schedule II set forth on Schedule 1 attached hereto.

(o) Schedule 2.9(i) to the Credit Agreement is hereby amended by replacing such Schedule in its entirety with the Schedule 2.9 set forth on Schedule 2 attached hereto, and Schedule 2.9(ii) to the Credit Agreement is hereby deleted in its entirety.

3. Assignment.

(a) The Assignor hereby sells and assigns, without recourse, to each Increasing Lender as designated on Annex B, and each Increasing Lender hereby purchases and assumes, without recourse, from the Assignor, effective as of the Third Amendment Effective Date, the interests set forth on Annex B with respect to each Increasing Lender (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Term Loan of the Assignor on the Third Amendment Effective Date and the Revolving Commitment of the Assignor on the Third Amendment Effective Date and the Revolving Loans owing to the Assignor which are outstanding on the Third Amendment Effective Date, together with the participations in the LC Exposure and the Swingline Exposure of the Assignor on the Third Amendment Effective Date, but excluding accrued interest and fees to and excluding the Third Amendment Effective Date.

(b) The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby.

(c) From and after the date hereof, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Third Amendment Effective Date and to applicable Increasing Lender for amounts which have accrued from and after the Third Amendment Effective Date, unless otherwise agreed in writing by the Administrative Agent.

4. Commitment Increase.

(a) Each Increasing Lender hereby agrees to increase the amount of its Revolving Commitment under the Credit Agreement by the amount shown as its “Revolving Commitment” on Annex A attached hereto.

(b) Each Increasing Lender acknowledges and agrees that the respective Revolving Commitments of such Increasing Lender and the other Lenders under the Credit Agreement are several and not joint commitments and obligations of such Lenders. Each Lender further acknowledges and agrees that Schedule 1 hereto sets forth for such Lender its Revolving Commitment under the Credit Agreement immediately after giving effect to this Amendment.

(c) Upon this Amendment becoming effective (x) with respect to the Revolving Loans outstanding under the Credit Agreement immediately prior to this Amendment becoming effective, the Increasing Lenders that are providing Commitment Increases and purchasing and assuming Assigned Interests such that after giving effect to this Amendment their ratable portion of the Revolving Commitments shall be less than their ratable portions immediately prior to this Amendment (the “Non-Pro Rata Increasing Lenders”) shall assign to each Increasing Lender that is providing a Commitment Increase and purchasing and assuming Assigned Interests such that after giving effect to this Amendment its ratable portion of the Revolving Commitments shall be greater than its ratable portion immediately prior to this Amendment (the “Incremental Increasing Lenders”), and each of the Incremental Increasing Lenders shall purchase from the Non-Pro Rata Increasing Lenders, at the principal amount thereof (together with accrued interest), such outstanding Revolving Loans as shall be necessary in order that after giving effect to all such assignments and purchases, the Lenders shall hold such Revolving Loans ratably in proportion to their respective Revolving Commitments, as set forth on Schedule 1 after giving effect to this Amendment and (y) the amount of the participations held by each Lender in each Letter of Credit and each Swingline Loan then outstanding shall be adjusted automatically such that, after giving effect to such adjustments, the Lenders shall hold participations in each such Letter of Credit and Swingline Loan in proportion to their respective Revolving Commitments as set forth on Schedule 1 after giving effect to this Amendment.

(d) Immediately after this Amendment becomes effective, certain assignments will be made among the Lenders so that the final allocations of Revolving Commitments of each Lender after giving effect to such assignments will be as set forth on Schedule 1 to this Amendment.

5. Certain Other Agreements.

(a) Each of the parties hereto hereby consents, notwithstanding anything to the contrary to contained in the Credit Agreement, to the assignments set forth in Sections 3 and 4.

(b) The Lenders, the Swingline Lender, the Issuing Bank, Borrower and the Guarantors hereby acknowledge that each of the 364-Day Term Loan Agreement, each other CHI Investment Financing Document and the Intercreditor Agreement (each, as defined in the Credit Agreement as in effect prior to the Third Amendment Effective Date) has been terminated and the liens granted on the Collateral under the CHI Investment Financing Documents have been released.

(c) The Lenders party hereto consent to the amendment of the Security Agreement by the Administrative Agent and the Grantors (as defined therein) as set forth on Schedule 3 attached hereto.

(d) The Lenders party hereto consent to the amendment of the Pledge Agreement by the Administrative Agent and the Pledgors (as defined therein) as set forth on Schedule 4 attached hereto.

(e) The Lenders party hereto consent to the amendment of the Subsidiary Guaranty Agreement by the Administrative Agent and the Guarantors as set forth on Schedule 5 attached hereto

6. Conditions to Effectiveness of this Amendment. It is understood and agreed that this Amendment shall become effective on the date (the “Effective Date”) when the Administrative Agent shall have received (i) such fees as the Borrower has previously agreed to pay on or prior to the date that this Amendment becomes effective to the Administrative Agent or any of its affiliates in connection with this Amendment, including without limitation the fees payable pursuant to the Commitment Increase Fee Letter, (ii) reimbursement or payment of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent) for which invoices (including estimated expenses) have been presented to the Borrower at least two (2) days before the Effective Date unless otherwise agreed by the Borrower and the Administrative Agent, and (iii) each of the following documents:

(a) executed counterparts to this Amendment from the Borrower and each Lender;

(b) an instrument, executed by each Loan Party, pursuant to which such Loan Party reaffirms its obligations under the Security Agreement, the Subsidiary Guaranty Agreement and the Pledge Agreement and consents to the amendments to such documents described in Section 4 hereof, as applicable;

(c) a certificate of the Secretary or Assistant Secretary of the Borrower, attaching and certifying copies of its bylaws and of the resolutions of its board of directors, authorizing the execution, delivery and performance of this Amendment, and certifying the name, title and true signature of each officer of the Borrower executing the Amendment on behalf of the Borrower;

(d) a certified copy of the certificate of incorporation of the Borrower, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of the Borrower and each other jurisdiction where the Borrower is required to be qualified to do business as a foreign corporation where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(e) a certificate, dated the Third Amendment Effective Date and signed by a Responsible Officer, certifying that (x) no Default or Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date and (z) since March 31, 2012, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(f) a favorable written opinion of Baker Botts L.L.P., counsel to the Borrower, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Borrower, the Amendment and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request; and

(g) certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of this Amendment or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any governmental authority regarding the Amendment shall be ongoing.

7. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:

(a) The execution and delivery by the Borrower of this Amendment are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational action;

(b) The execution, delivery and performance by the Borrower of this Amendment (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries prohibited under the Loan Documents;

(c) This Amendment has been duly executed and delivered for the benefit of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(d) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, and no Default or Event of Default has occurred and is continuing as of the date hereof.

(e) Since March 31, 2012, there has not occurred any event that has had or could reasonably be expected to have, a Material Adverse Effect.

8. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower (to the extent that the Borrower is a party thereto) to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

9 Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

10. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

11. Costs and Expenses. The Borrower agrees to pay on demand all reasonable, out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

12. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in .pdf form shall be as effective as delivery of a manually executed counterpart hereof.

13. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

14. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower, by their respective authorized officers as of the day and year first above written.

BORROWER:

BRISTOW GROUP INC.

By: /s/ Joseph A. Baj
Name: Joseph A. Baj
Title: Vice President and Treasurer

[Signature Page to Third Amendment]

LENDERS:

SUNTRUST BANK, individually and as Administrative Agent, Swingline Lender and Issuing Bank

By: /s/ Scott Mackey Name: Scott Mackey
Title: Director

[Signature Page to Third Amendment]

AMEGY BANK NATIONAL ASSOCIATION

By: /s/ Brad Ellis Name: Brad Ellis
Title: Senior Vice President

[Signature Page to Third Amendment]

BANK OF AMERICA, N.A.

By: /s/ Gary L. Mingle
Name: Gary L. Mingle
Title: Senior Vice President

[Signature Page to Third Amendment]

BRANCH BANKING AND TRUST COMPANY

By: /s/ DeVon J. Lang
Name: DeVon J. Lang
Title: Vice President

[Signature Page to Third Amendment]

CITIBANK, N.A.

By: /s/ Robert Malleck
Name: Robert Malleck
Title: Vice President

[Signature Page to Third Amendment]

COMPASS BANK

By: /s/ Collis Sanders
Name: Collis Sanders
Title: Executive Vice President

[Signature Page to Third Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By: /s/ Kevin Budohdew
Name: Kevin Budohdew
Title: Authorized Signatory

By: /s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory

[Signature Page to Third Amendment]

HSBC BANK USA, N.A.

By: /s/ Jay Fort
Name: Jay Fort
Title: Senior Vice President

[Signature Page to Third Amendment]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By: /s/ Thomas Okamoto
Name: Thomas Okamoto
Title: Authorized Officer

[Signature Page to Third Amendment]

PNC BANK, NATIONAL ASSOCIATION

By: /s/ John Berry
Name: John Berry
Title: Vice President

[Signature Page to Third Amendment]

REGIONS BANK

By: /s/ David Valentine
Name: David Valentine
Title: Vice President

[Signature Page to Third Amendment]

TRUSTMARK NATIONAL BANK

By: /s/ Jeff Deutsch
Name: Jeff Deutsch
Title: Senior Vice President

[Signature Page to Third Amendment]

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Michael P. Dickman
Name: Michael P. Dickman
Title: Vice President

[Signature Page to Third Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Barry Parks
Name: Barry Parks
Title: Director

[Signature Page to Third Amendment]

WHITNEY BANK,
individually and as Issuing Bank

By: /s/ William A. Hendrix
Name: William A. Hendrix
Title: Senior Vice President

[Signature Page to Third Amendment]

GOLDMAN SACHS BANK USA, as Assignor

By: /s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

[Signature Page to Third Amendment]

Annex A

Revolving Loan Commitment Increases

Lender	Type of Lender	Revolving Loan Commitment Increase
SunTrust Bank	Increasing Lender	$5,574,074.07
Bank of America	Increasing Lender	$8,877,777.78
JP Morgan	Increasing Lender	$9,488,888.89
Regions	Increasing Lender	$9,488,888.89
Wells Fargo	Increasing Lender	$9,488,888.89
Compass Bank	Increasing Lender	$9,488,888.89
Credit Suisse	Increasing Lender	$11,796,296.30
HSBC	Increasing Lender	$11,666,666.66
Whitney Bank	Increasing Lender	$11,666,666.67
U.S. Bank	Increasing Lender	$13,000,000.00
PNC Bank	Increasing Lender	$14,333,333.33
Amegy Bank	Increasing Lender	$9,111,111.11
BB&T	Increasing Lender	$8,666,666.67
Citibank	Increasing Lender	$9,185,185.19
Trustmark	Increasing Lender	$8,166,666.66

TOTAL:		$150,000,000

Annex B

Assigned Interests

Increasing Lender	Term Loans	Revolving Loan Commitment
SunTrust Bank	$1,101,422.25	$3,111,111.11
Bank of America	$1,101,422.25	$3,111,111.11
JP Morgan	$500,550.70	$0
Regions	$875,550.70	$0
Wells Fargo	$875,550.70	$0
Compass Bank	$875,550.70	$0
Credit Suisse	$875,550.02	$3,111,111.11
HSBC	$752,622.38	$0
Whitney Bank	$752,622.38	$0
U.S. Bank	$677,360.14	$0
PNC Bank	$397,097.90	$0
Amegy Bank	$501,748.26	$0
BB&T	$526,835.66	$0
Citibank	$497,567.02	$0
Trustmark	$451,048.95	$0

TOTAL:	$10,762,499.99	$9,333,333.33

Schedule 1

Schedule II to Credit Agreement

COMMITMENT AMOUNTS

Lender	Revolving Loan Commitment
SunTrust Bank	$27,500,000.00
Bank of America	$27,500,000.00
JP Morgan	$25,000,000.00
Regions	$25,000,000.00
Wells Fargo	$25,000,000.00
Compass Bank	$25,000,000.00
Credit Suisse	$27,500,000.00
HSBC	$25,000,000.00
Whitney Bank	$25,000,000.00
U.S. Bank	$25,000,000.00
PNC Bank	$25,000,000.00
Amegy Bank	$18,000,000.00
BB&T	$18,000,000.00
Citibank	$18,000,000.00
Trustmark	$13,500,000.00

TOTAL:	$350,000,000

Schedule 2

Schedule 2.9 to Credit Agreement

TERM LOAN AMORTIZATION

Payment Date	Amount
June 30, 2013	$1,153,125
September 30, 2013	$1,153,125
December 31, 2013	$1,153,125
March 31, 2014	$1,153,125
June 30, 2014	$2,306,250
September 30, 2014	$2,306,250
December 31, 2014	$2,306,250
March 31, 2015	$2,306,250
June 30, 2015	$4,612,500
September 30, 2015	$4,612,500
December 31, 2015	$4,612,500
March 31, 2016	$4,612,500
June 30, 2016	$5,765,625
September 30, 2016	$5,765,625
December 31, 2016	$5,765,625
March 31, 2017	$5,765,625
June 30, 2017	$7,207,031
September 30, 2017	$7,207,031
December 31, 2017	$7,207,031
March 31, 2018	$7,207,032
April 29, 2018	$146,446,875

Schedule 3

Amendments to Security Agreement

The Security Agreement will be amended as follows:

1. By inserting the phrase “(other than any Excluded Swap Obligation)” in the fourth WHEREAS clause thereof, immediately after the phrase “all Hedging Obligations”

2. By adding the following definition to Section 1.01 in the appropriate alphabetical order:

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that (a) has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

3. By replacing the definition of “Secured Obligations” with the following:

“Secured Obligations” shall mean (i) all Obligations of the Borrower under the Credit Agreement and the other Loan Documents to which the Borrower is a party (whether for principal, interest, fees, expenses, indemnity or reimbursement payments, or otherwise), (ii) all Hedging Obligations of any Grantor, monetary or otherwise, pursuant to any Hedging Transactions, (iii) all renewals, extensions, refinancings and modifications of any of the foregoing, (iv) all obligations of each Grantor under the Subsidiary Guaranty Agreement and all other Loan Documents to which such Grantor is a party (whether for principal, interest, fees, indemnity or reimbursement payments, or otherwise), and (v) all reasonable costs and expenses incurred by the Administrative Agent in connection with the exercise of its rights and remedies hereunder (including reasonable attorneys’ fees). The term “Secured Obligations” shall include, as to obligations with respect to payments of interest, all interest accruing during the pendency of any bankruptcy, reorganization, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable as a claim in such proceedings. Notwithstanding anything contained herein to the contrary, the term “Secured Obligations” shall not include any Excluded Swap Obligations.

4. By amending the definition of “Secured Parties” to insert at the end thereof the phrase “; provided that any counterparty to a Hedging Transaction with respect to which any Hedging Obligation constitutes an Excluded Swap Obligation shall not be a Secured Party with respect to such Excluded Swap Obligations”.

5. By replacing Section 23 in its entirety with the following:

Section 23. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party that is not a Qualified ECP Guarantor to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 23, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 23 shall remain in full force and effect until this Agreement is terminated in accordance with its terms. Each Qualified ECP Guarantor intends that this Section 23 constitute, and this Section 23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party that is not a Qualified ECP Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Schedule 4

Amendments to Pledge Agreement

The Pledge Agreement will be amended as follows:

1. By amending Section 2 thereof to insert after the phrase “the “Secured Parties” and each a “Secured Party” and before the parenthetical, the phrase “; provided that any counterparty to a Hedging Transaction with respect to which any Hedging Obligation constitutes an Excluded Swap Obligation shall not be a Secured Party with respect to such Excluded Swap Obligations”.

2. By amending Section 3 thereof to:

3. Security For Secured Obligations. This Pledge Agreement and the Pledged Collateral secure the prompt payment, in full when due, whether at stated maturity, by acceleration or otherwise, and performance of (i) by the Borrower, all Obligations of Borrower under the Credit Agreement and the other Loan Documents (whether for principal, interest, fees, expenses, indemnity or reimbursement payments, or otherwise)), (ii) by the Subsidiary Pledgors, all obligations of each such Subsidiary Pledgor under the Subsidiary Guaranty Agreement and all other Loan Documents to which such Pledgor is a party (whether for principal, interest, fees, expenses, indemnity or reimbursement payments, or otherwise), (iii) all Hedging Obligations of any Pledgor, monetary or otherwise, pursuant to any Hedging Transactions, (iv) all renewals, extensions, refinancings and modifications of any of the foregoing, and (v) all interest, charges, expenses, fees, attorneys’ fees and other sums required to be paid by any Pledgor under this Pledge Agreement or under any of the Loan Documents (collectively, the “Secured Obligations”, which term shall include, as to obligations with respect to payments of interest, all interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceedings, but which, notwithstanding anything contained herein to the contrary, shall not include any Excluded Swap Obligations).

2. By replacing Section 29 in its entirety with the following:

29. Keepwell. Each Qualified ECP Guarantor (as defined in the Security Agreement) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party that is not a Qualified ECP Guarantor to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 29 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 29, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 29 shall remain in full force and effect until this Agreement is terminated in accordance with its terms. Each Qualified ECP Guarantor intends that this Section 30 constitute, and this Section 30 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party that is not a Qualified ECP Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Schedule 5

Amendments to Subsidiary Guaranty Agreement

The Subsidiary Guaranty Agreement will be amended as follows:

1. By replacing Section 1 in its entirety with the following:

Section 1. Guarantee. Subject to Section 12 and 23, each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment of (A) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursements or disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (C) all other Obligations (as such term is defined in the Credit Agreement) and other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent, Issuing Bank, Swingline Lender, and the Lenders under the Credit Agreement and the other Loan Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents; and (iii) the due and punctual payment and performance of all obligations of any Loan Party, monetary or otherwise, arising under any Hedging Transactions (the Administrative Agent, the Issuing Bank, the Swingline Lender, the Lenders, and each counterparty to a Hedging Transaction with the Borrower that has given notice of such Hedging Transaction to the Administrative Agent, collectively, the “Secured Parties” and each individually a “Secured Party”; provided that any counterparty to a Hedging Transaction with respect to which any Hedging Obligation constitutes an Excluded Swap Obligation shall not be a Secured Party with respect to such Excluded Swap Obligations) (all the monetary and other obligations referred to in the preceding clauses (i) through (iii), which for the avoidance of doubt shall not include any Excluded Swap Obligations, being collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be increased, extended, renewed, or otherwise modified, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any increase, extension, renewal or other modification of any Guaranteed Obligations. Each payment made as provided in this Section 1 shall be paid in lawful money of the United States of America or in any Alternate Currency, as the case may be, as the same is required by the terms of the respective Loan Documents, Hedging Documents (as defined below), or other documents giving rise to the Guaranteed Obligations (in any such case, the “Obligation Currency”). The obligations of the Guarantors pursuant to this Section 1 are subject to the provisions of Section 12 and 23 below.

2. To add at the end thereof the following new Section 27:

Section 27. Keepwell. Each Qualified ECP Guarantor (as defined in the Security Agreement) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party that is not a Qualified ECP Guarantor to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section

27 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 27, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 27 shall remain in full force and effect until this Agreement is terminated in accordance with its terms. Each Qualified ECP Guarantor intends that this Section 27 constitute, and this Section 27 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party that is not a Qualified ECP Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.